UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 416-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On August 26, 2009, the Registrant’s Directors increased the number of its Directors from six to seven and elected Mungo Park, 53, as a director of the Registrant to fill the vacancy. On August 28, 2009 the Directors accepted the resignation of Derek R. Gray as Chairman of the Board of the Registrant and elected Mr. Park as Chairman in Mr. Gray’s place. Mr. Gray continues as a Director of the Registrant and Chairman of the Audit Committee.

Also, on August 28, 2009, John J. McCloy II resigned as a Director of the Registrant.  Mr. McCloy, who had been a member of the Audit and Compensation and Nominating Committees of the Board, advised the Registrant that he resigned because he objected both to the election of Mr. Park as Chairman and to the manner in which Mr. Park had been elected Chairman. A copy of Mr. McCloy’s written correspondence concerning the circumstances of his resignation is attached as Exhibit 17 to this report on Form 8-K. On August 28, 2009 following Mr. McCloy’s resignation, the Directors reduced the number of the Registrant’s Directors from seven to six.

Mr. Park is the Chairman of Innovator Capital Limited, a financial services company (“Innovator”), of London, England. Innovator provided financial advice to the Registrant from 2006 through January, 2009 and received cash compensation for such advice of $224,136 in 2008 and $36,000 in 2009. Innovator also as compensation for its services to the Registrant holds warrants to purchase 283,974 shares of common stock of the Registrant at exercise prices from $8.4375 to $15.625 which expire from December 29, 2011 through December 29, 2012. Mr. Park is not an independent director within the meaning of NASDAQ Rule 5605(a)(2). Mr. Park will not be a member of the Audit or the Compensation and Nominating Committees of the Board of the Registrant.

Mr. Park is not related to any other member of the Board of the Registrant. Mr. Park’s nomination for election was requested by principals of both Ruffer LLP and Hawkwood Fund Limited, which, while unrelated to one another, directly or through affiliates are believed by the Registrant to collectively own beneficially 2,071,915, or 25.3%, of the Registrant’s outstanding common shares. Mr. Park has advised the Registrant that currently, it is not his intention to stand for reelection as a Director of the Registrant at the 2010 annual meeting and as Chairman will, among his other duties, particularly focus on recruiting new members of the Registrant’s board.

As a Director and as Chairman Mr. Park will be entitled under the current Directors compensation policy of the Registrant to an annual Director’s retainer of $15,000 and also a Chairman’s retainer of $15,000, each paid quarterly in arrears.

Item 9.01 Financial Statements and Exhibits.

SECTION 9 - - FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

17	Letter of resignation from John J. McCloy II dated as of August 28, 2009 filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.

By:	/s/ Charles W. Grinnell
Charles W. Grinnell
Its: Secretary

Dated:  September 1, 2009

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